Exhibit 10.1

CHAPARRAL ENERGY, INC.

2019 LONG-TERM INCENTIVE PLAN

ARTICLE I.

ESTABLISHMENT AND PURPOSE

1.1    Establishment. Chaparral Energy, Inc., a Delaware corporation (“Chaparral”), hereby establishes the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan for the benefit of certain officers, directors, employees, consultants and others performing services for Chaparral and its Affiliates, as set forth in this Plan.

1.2    Purpose. The purposes of this Plan are to attract and retain highly qualified individuals to perform services for Chaparral and its Affiliates, to further align the interests of those individuals with those of the stockholders of Chaparral, and to more closely link compensation with the performance of Chaparral and its Affiliates. Chaparral is committed to creating long-term stockholder value. Chaparral’s compensation philosophy is based on the belief that Chaparral can best create stockholder value if employees, officers, directors, consultants and others performing services for Chaparral and its Affiliates act and are rewarded as business owners. Chaparral believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding performance that will enhance stockholder value.

1.3    Effectiveness and Term. This Plan shall become effective on the later of (a) the date of its adoption by the Board and (b) the date it is approved by the stockholders of Chaparral in accordance with applicable law (the “Effective Date”). Unless terminated earlier by the Board pursuant to Section 14.1, this Plan shall terminate on the day prior to the tenth anniversary of the earlier of (a) the date of its adoption by the Board and (b) the date it is approved by the stockholders of Chaparral.

ARTICLE II.

DEFINITIONS

2.1    “Affiliate” means (a) with respect to Incentive Stock Options, a “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 424 of the Code) of Chaparral, and (b) with respect to other Awards, any corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, starting with Chaparral and ending with the corporation or other entity that has a controlling interest in the corporation or other entity for which the Employee, officer, director, consultant, or other individual provides direct services. For purposes of this Affiliate definition, the term “controlling interest” has the same meaning as provided in Treasury Regulation § 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 80 percent” appears in Treasury Regulation § 1.414(c)-2(b)(2)(i).

2.2    “Award” means an award granted to a Participant in the form of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination.

2.3    “Award Agreement” means a written agreement that sets forth the terms, conditions, restrictions and limitations applicable to an Award, and which, in the discretion of the Committee, need not be countersigned by the Participant.

2.4    “Board” means the Board of Directors of Chaparral.

2.5    “Cash Dividend Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to receive an amount in cash equal to the cash distributions made by Chaparral with respect to a share of Common Stock during the period such Award is outstanding.

2.6    “Cause” means, unless otherwise defined in an Employee Agreement entered into by the Participant, any of the following: (a) a Participant’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (b) a Participant’s repeated intoxication by alcohol or drugs during the performance of his duties in a manner that materially and adversely affects the Participant’s performance of such duties; (c) malfeasance in the conduct of the Participant’s duties, including, but not limited to (i) willful and intentional misuse or diversion of funds or assets of the Company, (ii) embezzlement or (iii) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company; (d) a Participant’s material violation of any provision of any employment, nonsolicitation, noncompetition or other agreement with, or policy of, the Company; or (e) a Participant’s material failure to perform the duties of the Participant’s employment or material failure to follow or comply with the reasonable and lawful written directives of the Board or senior officers of Chaparral, in any case under clause (d) or (e) only after the Participant shall have been informed in writing of such material failure and given a period of not more than 30 days to remedy same.

2.7      “Change in Control” means (a) any consolidation or merger of Chaparral in which Chaparral is not the continuing or surviving corporation or pursuant to which shares of Chaparral’s Common Stock would be converted into cash, securities or other property, other than a merger of Chaparral in which the holders of Chaparral’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of Chaparral and its subsidiaries to any other person or entity (other than an Affiliate of Chaparral), (c) the stockholders of Chaparral approve any plan or proposal for liquidation or dissolution of Chaparral, (d) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Chaparral’s voting stock (based upon voting power) or (e) as a result of or in connection with a contested election of directors, the persons who were directors of Chaparral before such election shall cease to constitute a majority of the Board.

2.8      “Chaparral” means Chaparral Energy, Inc., a Delaware corporation, or any successor thereto.

2.9      “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations and other guidance thereunder and successor provisions, regulations and other guidance.

2.10    “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board, each of whom must be an Independent Director.

2.11    “Common Stock” means the Class A common stock of Chaparral, par value $0.01 per share, or any stock or other securities hereafter issued or issuable in substitution or exchange for the Class A common stock.

2.12    “Company” means Chaparral or any Affiliate.

2.13    “Disability” means (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (b) if the Company has an accident or health plan covering its employees, the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

2.14    “Dividend Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit Award, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Chaparral with respect to a share of Common Stock during the period such Award is outstanding.

2.15    “Effective Date” means the date this Plan becomes effective as provided in Section 1.3.

2.16    “Employee” means an employee of the Company; provided, however, that the term “Employee” does not include a non-employee director or an individual performing services for the Company who is treated for federal tax purposes as an independent contractor at the time of performance of services.

2.17    “Employee Agreement” means any agreement between the Company and an Employee containing one or more of the following agreements or covenants by the Employee: (i) an employment agreement, (ii) an agreement by the Employee to keep confidential certain information, (iii) an agreement or covenant to refrain from competing with the Company, (iv) an agreement or covenant to refrain from soliciting employees, contractors, customers, vendors or suppliers of the Company, (v) an agreement to disclose and assign to the Company certain intellectual property, including without limitation, ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements, or (vi) an agreement under which the Company agrees to indemnify an Employee for an alleged action or inaction by the Employee during the performance of his or her duties to the Company.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19    “Fair Market Value” of a share of Common Stock means, as of any specified date, (a) if the Common Stock is listed on a national securities exchange, the closing sales price per share of Common Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date for which sales of shares of Common Stock are so reported); (b) if the Common Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of shares of Common Stock on the most recent date on which Common Stock was publicly traded on or preceding the specified date; or (c) in the event Common Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the requirements of Section 409A. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with Section 409A and all other applicable laws and regulations.

2.20    “Good Reason” means, unless otherwise defined in an Employee Agreement entered into by the Participant, the occurrence without the written consent of Participant, of one of the following events: (a) a material diminution in Participant’s authority, duties or responsibilities combined with a demotion in Participant’s pay grade ranking; (b) the reduction by Chaparral of Participant’s base salary by more than ten percent (10%) (unless done so for all executive officers of Chaparral); (c) the requirement that Participant be based at any office or location that is more than 50 miles from Chaparral’s principal executive offices in Oklahoma City, Oklahoma, except for travel reasonably required in the performance of Participant’s responsibilities; or (d) any other action or inaction that constitutes a material breach by Chaparral of an Employee Agreement entered into by the Participant.

2.21    “Grant Date” means the date an Award is determined to be effective by the Committee upon the grant of such Award.

2.22    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422(b) of the Code.

2.23    “Independent Director” means a member of the Board who (a) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (b) qualifies as a “non-employee director” of Chaparral under Rule 16b-3, and (c) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.

2.24    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.25    “Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.

2.26    “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.

2.27    “Participant” means an individual who is an Employee, officer, director, consultant or other individual performing services for the Company that has been granted an Award.

2.28    “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.

2.29    “Permitted Transferee” shall have the meaning given such term in Section 15.4(c).

2.30    “Plan” means the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan, as in effect from time to time.

2.31    “Prior Plan” means the Chaparral Energy, Inc. Management Incentive Plan, adopted effective August 9, 2017. The Prior Plan shall be frozen as of the Effective Date so that no further awards shall be granted under the MIP; provided, however, that outstanding awards under the Prior Plan as of such date shall remain outstanding in accordance with the terms of the Prior Plan and the award agreements applicable to such outstanding awards.

2.32    “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.

2.33    “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions and restrictions as may be determined by the Committee.

2.34    “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions and restrictions as may be determined by the Committee.

2.35    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.

2.36    “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.

2.37    “Section 409A” means Section 409A of the Code.

2.38    “Securities Act” means the Securities Act of 1933, as amended.

2.39    “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.

2.40    “Stock Award” means a share of Common Stock granted to a Participant pursuant to Article XII that is not subject to vesting or forfeiture restrictions.

ARTICLE III.

PLAN ADMINISTRATION

3.1    Plan Administrator and Discretionary Authority. This Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer this Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to (a) interpret this Plan and the Award Agreements executed hereunder, (b) decide all questions concerning eligibility for, and the amount of, Awards granted under this Plan, (c) construe any ambiguous provision of this Plan or any Award Agreement, (d) prescribe the form of Award Agreements, (e) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement, (f) issue administrative guidelines as an aid in administering this Plan and make changes in such guidelines as the Committee from time to time deems proper, (g) make regulations for carrying out this Plan and make changes in such regulations as the Committee from time to time deems proper, (h) determine whether Awards should be granted singly or in combination, (i) to the extent permitted under this Plan, grant waivers of Plan terms, conditions, restrictions and limitations, (j) accelerate the exercise, vesting or payment of an Award, (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period, and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of this Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan, including without limitation its construction of the terms of this Plan and its determination of eligibility for participation in, and the terms of Awards granted under, this Plan. The decisions of the Committee and its actions with respect to this Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under this Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. In the case of an Award intended to be exempt from or compliant with Section 409A, the Committee shall exercise its discretion consistent with such intent.

3.2    Delegation of Authority. The Committee shall have the authority, in its sole and absolute discretion, to delegate its duties and functions under the Plan to the Chief Executive Officer or other officer of Chaparral, other members of or committees of the Board or such other agents as it may appoint from time to time, provided the Committee may not delegate its duties where such delegation would violate state corporate law.

3.3    Liability; Indemnification. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of Chaparral or any of its subsidiaries, Chaparral’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan or grant of Awards hereunder. Members of the Committee and any officer or employee of Chaparral or any of its subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by Chaparral with respect to any such action or determination.

ARTICLE IV.

SHARES SUBJECT TO THE PLAN

4.1    Available Shares.

(a)    Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under this Plan shall be 3,500,000 shares of Common Stock, plus any shares of Common Stock subject to awards under the Prior Plan that, following the Effective Date, again become available under the Prior Plan as a result of forfeiture or such other circumstance described in Section 4.3 of the Prior Plan.

(b)    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 3,500,000 shares.

(c)    Shares of Common Stock issued pursuant to this Plan may be original issue or treasury shares or any combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Chaparral will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. If, after reasonable efforts, which efforts shall not include registration of the Plan or Awards under the Securities Act, Chaparral is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for Chaparral for the lawful issuance of shares under the Plan, Chaparral shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

(d)    Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions to which Section 424(a) of the Code or Section 409A applies, provided such substitutions or assumptions are permitted by Section 424 of the Code or Section 409A, as applicable.

4.2    Adjustments for Recapitalizations and Reorganizations. Subject to Article XIII, if there is any change in the number or kind of shares of Common Stock outstanding effected without Chaparral’s receipt of consideration (a) by reason of a stock dividend, spin-off, recapitalization, stock issuance, stock split or combination or exchange of shares, (b) by reason of a merger, reorganization or consolidation, (c) by reason of a reclassification or change in par value or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class, or if the per share value of outstanding shares of Common Stock is reduced as a result of a spin-off or Chaparral’s payment of an extraordinary cash dividend, or distribution, or dividend or distribution consisting of any assets of Chaparral other than cash, the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year or under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Notwithstanding the provisions of this Section 4.2, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with Sections 422 and 424 of the Code and the regulations thereunder, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code and the regulations thereunder with respect to Incentive Stock Options and (B) Section 409A with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards.

4.3    Adjustments for Awards. The following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under this Plan:

(a)    Options, Restricted Stock and Stock Awards. The grant of Options, Restricted Stock or Stock Awards shall reduce the number of shares of Common Stock available for grant of Awards under this Plan by the number of shares of Common Stock subject to such an Award.

(b)    SARs. The grant of SARs that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under this Plan by the number of shares subject to such an Award. The grant of SARs that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under this Plan.

(c)    Restricted Stock Units. The grant of Restricted Stock Units (including those credited to a Participant in respect of a Dividend Unit Right) that may be paid or settled (i) only in Common Stock or (ii) in either cash or Common Stock shall reduce the number of shares available for grant of Awards under this Plan by the number of shares subject to such an Award. The grant of Restricted Stock Units that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under this Plan.

(d)    Performance Awards and Other Incentive Awards. The grant of a Performance Award or Other Incentive Award in the form of Common Stock or that may be paid or settled (i) only in Common Stock or (ii) in either Common Stock or cash shall reduce the number of shares available for grant of Awards under this Plan by the number of shares subject to such an Award. The grant of a Performance Award or Other Incentive Award that may be paid or settled only for cash shall not affect the number of shares available for grant of Awards under this Plan.

(e)    Cancellation, Forfeiture, Termination and Cash Settlement. If any Award referred to in Section 4.3(a), (b), (c) or (d) (other than an Award that may be paid or settled only for cash) is canceled or forfeited, or the Award terminates, expires or lapses, for any reason, then the shares then subject to such Award shall again be available for grant of any Awards under this Plan. If shares of Common Stock subject to any Award referred to in Section 4.3(a), (b), (c) or (d) (other than an Award that may be paid or settled only for cash) are settled for cash in lieu of shares, then such shares shall again be available for grant of any Awards under this Plan.

(f)    Payment of Exercise Price and Withholding Taxes; Option Proceeds. Notwithstanding any provision of this Plan to the contrary, shares (i) tendered (either actually or by attestation) or withheld to satisfy an exercise price or tax withholding obligation pertaining to an Option or SAR, or (ii) repurchased by Chaparral using Option proceeds shall not be available for grant of any Awards under this Plan and shall not be added back to the number of shares available for grant under this Plan. If shares are used to pay withholding taxes payable upon vesting or payment of an Award other than an Option or SAR, or shares that would be acquired upon vesting or payment of an Award other than an Option or SAR are withheld to pay withholding taxes payable upon vesting or payment of such Award, the number of shares available for grant under this Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

ARTICLE V.

ELIGIBILITY

The Committee shall select Participants from those Employees, officers, directors, consultants and other individuals providing services for the Company that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in this Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI.

FORM OF AWARDS

6.1    Form of Awards. Awards may be granted under this Plan, in the Committee’s sole discretion, in the form of Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI and Stock Awards and Other Incentive Awards pursuant to Article XII, or any combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of this Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of this Plan. Awards under a particular Article of this Plan need not be uniform, and Awards under more than one Article of this Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Subject to compliance with applicable tax law (including Section 409A), an Award Agreement may provide that a Participant may elect to defer receipt of income attributable to the exercise or vesting of an Award.

6.2    No Repricing or Reload Rights; No Buy-out of “Underwater” Awards. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Option or SAR having an exercise price that is known to be more than the Fair Market Value of the Common Stock in exchange for a cash payment or for the purpose of granting a replacement Award of a different type.

6.3    Dividends, Cash Dividend Rights and Dividend Unit Rights. No Award that provides for the payment or accumulation of dividends, Cash Dividend Rights or Dividend Unit Rights shall allow such dividends, Cash Dividend Rights or Dividend Unit Rights to vest or otherwise become payable sooner than the date on which the underlying Award or portion thereof with respect to which it was granted has vested.

6.4    Minimum Vesting Requirement. Except as provided below, all Awards that are designated to be settled in shares of Common Stock shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, however, that the foregoing minimum vesting requirement shall not apply: (a) with respect to 5 percent of the number of shares of Common Stock available for grant of Awards under this Plan as set forth in Section 4.1(a) (such 5 percent being the “Carve-Out Exception”), and (b) to the vesting of an Award that is accelerated in the event of a Participant’s death, Disability, retirement, termination of employment, as a result of a Change in Control or such other events that the Committee determines pursuant to the exercise of its powers under this Plan. For purposes of clarity and avoidance of doubt, to the extent Section 4.1(a) is amended to increase the number of shares of Common Stock available for grant of Awards under this Plan, then the number of shares of Common Stock subject to the Carve-Out Exception shall be 5 percent of the amended amount.

6.5    Non-Employee Director Award Limitation. A non-employee director may not be granted Awards under this Plan during any calendar year that have a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $400,000; provided, however that the preceding limit shall be without regard to grants of Awards, if any, made to a non-employee director during any period in which such individual was an Employee or was otherwise providing services to the Company other than in the capacity as a director.

ARTICLE VII.

OPTIONS

7.1    General. Awards may be granted in the form of Options that may be Incentive Stock Options or Nonqualified Stock Options, or any combination of both; provided, however that Incentive Stock Options may be granted only to Employees.

7.2    Terms and Conditions of Options. An Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A with respect to a Nonqualified Stock Option or Section 422 of the Code with respect to an Incentive Stock Option. Except as otherwise provided in Section 7.3, the term of each Option shall be as specified by the Committee; provided, however, that no Options shall be exercisable later than 10 years after the Grant Date. Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.

7.3    Restrictions Relating to Incentive Stock Options.

(a)    Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the dates the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Chaparral and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under this Plan if, at the time such Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Chaparral or of its Affiliates unless (i) on the Grant Date of such Option, the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Option.

(b)    Each Participant awarded an Incentive Stock Option shall notify Chaparral in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

7.4    Exercise of Options.

(a)    Subject to the terms and conditions of this Plan, Options shall be exercised by the delivery of a written notice of exercise to Chaparral, setting forth the number of whole shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

(b)    Upon exercise of an Option, the exercise price of the Option shall be payable to Chaparral in full either (i) in cash or an equivalent acceptable to the Committee, (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering (either actually or by attestation) one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (B) by surrendering a sufficient portion of the shares with respect to which the Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (iii) in a combination of the forms specified in (i) or (ii) of this subsection.

(c)    During such time as the Common Stock is registered under Section 12 of the Exchange Act, to the extent permissible under applicable law, payment of the exercise price of an Option may also be made, in the absolute discretion of the Committee, by delivery to Chaparral or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Chaparral to pay the exercise price and any required withholding taxes.

(d)    As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Chaparral shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Option or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Option.

7.5    Termination of Employment or Service. Each Award Agreement embodying the Award of an Option may set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. To the extent not provided otherwise in a Participant’s Award Agreement embodying the Award of an Option, the following termination provisions shall be deemed to apply with respect to such Award:

(a)    Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding Option held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the Option shall immediately terminate.

(b)    Termination By Reason of Death or Disability. In the event of a Participant’s death or Disability while employed by or in the service of Chaparral or an Affiliate, each outstanding Option shall remain outstanding and may be exercised by the person who acquires the Option by will or the laws of descent and distribution, or by the Participant, as the case may be, but only (i) within the one year period following the date of death or Disability (if otherwise prior to the date of expiration of the Option), and not thereafter, and (ii) to purchase the number of shares of Common Stock, if any, that could be purchased upon exercise of the Option at the time of death or Disability.

(c)    Termination For Reasons Other Than Cause, Death or Disability. If a Participant’s employment or service with the Company is terminated voluntarily by the Participant or by action of Chaparral or an Affiliate for reasons other than for Cause, an Option may be exercised, but only (i) within three months after such termination (if otherwise prior to the date of expiration of the Option), and not thereafter, and (ii) to purchase the number of shares of Common Stock, if any, that could be purchased upon exercise of the Option at the date of termination of the Participant’s employment or service.

Notwithstanding the foregoing, except in the case of a Participant’s death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Chaparral or a “parent corporation” or a “subsidiary corporation” of Chaparral, as those terms are defined in Sections 424(e) and (f) of the Code, respectively (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).

ARTICLE VIII.

STOCK APPRECIATION RIGHTS

8.1    General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless (i) the SARs are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A. The term of each SAR shall be as specified by the Committee; provided, however, that no SAR shall be exercisable later than 10 years after the Grant Date. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs as it determines are necessary or appropriate, provided they are not inconsistent with this Plan.

8.2    Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Chaparral, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.

8.3    Termination of Employment or Service. Each Award Agreement embodying the Award of SARs may set forth the extent to which the Participant shall have the right to exercise the SARs following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all SARs granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. To the extent not provided otherwise in a Participant’s Award Agreement embodying the Award of SARs, the following termination provisions shall be deemed to apply with respect to such Award:

(a)    Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding SAR held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the SAR shall immediately terminate.

(b)    Termination By Reason of Death or Disability. In the event of a Participant’s death or Disability while employed by or in the service of Chaparral or an Affiliate, each outstanding SAR shall remain outstanding and may be exercised by the person who acquires the SAR by will or the laws of descent and distribution, or by the Participant, as the case may be, but only (i) within the one year period following the date of death or Disability (if otherwise prior to the date of expiration of the SAR), and not thereafter, and (ii) to the extent the SAR was vested and exercisable at the time of such termination.

(c)    Termination For Reasons Other Than Cause, Death or Disability. If a Participant’s employment or service with the Company is terminated voluntarily by the Participant or by action of Chaparral or an Affiliate for reasons other than for Cause or Disability or termination as a result of the Participant’s death, a SAR may be exercised, but only (i) within three months after such termination (if otherwise prior to the date of expiration of the SAR), and not thereafter, and (ii) to the extent the SAR was vested and exercisable at the time of such termination.

ARTICLE IX.

RESTRICTED STOCK

9.1    General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which the Restricted Stock may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.

9.2    Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

9.3    Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

9.4    Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under this Plan shall be registered in the name of the Participant or, at the option of Chaparral, in the name of a nominee of Chaparral, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that (a) no dividends or distributions made with respect to any share of Restricted Stock shall vest or be payable sooner than the date on which the underlying share of Restricted Stock with respect to which it was made has vested, (b) Chaparral shall retain custody of any certificates evidencing the Restricted Stock during the Restricted Period and (c) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock. At the time of an Award of Restricted Stock, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. To the extent not provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock and except as otherwise provided in the Plan, if the employment or service of a Participant shall terminate for any reason prior to the expiration of the Restricted Period, then on the date of such termination of employment or service all of the shares of Restricted Stock still subject to restrictions shall be forfeited by the Participant.

9.5    Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of Chaparral or another corporation that is a party to the merger or reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall, except as provided in Article XIII, become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE X.

RESTRICTED STOCK UNITS

10.1    General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive one share of Common Stock, an amount of cash equal to the Fair Market Value of one share of Common Stock, or any combination of cash and Common Stock that equals the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.

10.2    Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3    Cash Dividend Rights and Dividend Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Cash Dividend Right or Dividend Unit Right grant. A grant of Cash Dividend Rights may provide that such Cash Dividend Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Unit Rights may provide that such Dividend Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion. Any provision of this Article X to the contrary notwithstanding, no Cash Dividend Right or Dividend Unit Right shall vest or be payable sooner than the date on which the underlying Restricted Stock Unit with respect to which it was granted has vested.

10.4    Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. To the extent not provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock Units and except as otherwise provided in the Plan, if the employment or service of a Participant shall terminate for any reason prior to the expiration of the Restricted Period, then on the date of such termination of employment or service all of the Restricted Stock Units still subject to restrictions shall be forfeited by the Participant.

ARTICLE XI.

PERFORMANCE AWARDS

11.1    General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock or any combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period established by the Committee. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.

11.2    Terms and Conditions. Each Award Agreement embodying a Performance Award shall set forth (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount, (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award and (f) such other terms and conditions as the Committee may determine that are not inconsistent with this Plan.

ARTICLE XII.

STOCK AWARDS AND OTHER INCENTIVE AWARDS

12.1    Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.

12.2    Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or any combination thereof), as established by the Committee, subject to the terms of this Plan.

ARTICLE XIII.

CHANGE IN CONTROL

13.1    Vesting of Awards. Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control, the Committee, in its sole discretion, may accelerate or waive any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, an Award granted hereunder and then outstanding (including treating any Performance Awards as if all performance criteria and other conditions were achieved or fulfilled to the maximum extent possible) so that:

(a)    if no exercise of the Award is required, the Award may be realized in full at the time of the occurrence of the Change in Control (the “Change Effective Time”), or

(b)    if exercise of the Award is required, the Award may be exercised in full as of the Change Effective Time;

provided that any such action contemplated under this Section 13.1 shall be effective only to the extent that such action will not cause any Award that is designed to satisfy Section 409A to fail to satisfy such section.

13.2    Assumption of Awards. Upon a Change in Control where Chaparral is not the surviving entity (or survives only as a subsidiary of another entity), the Committee, in its sole discretion, may determine that all outstanding Options and SARs that are not exercised at or before the Change Effective Time will be assumed by or replaced with comparable options and rights in the surviving entity (or a parent of the surviving entity) in accordance with Section 424 of the Code or Section 409A, as applicable, and that other outstanding Awards will be converted into similar awards of the surviving entity (or a parent of the surviving entity).

13.3    Cancellation of Awards. Notwithstanding the foregoing, in the event of a Change in Control of Chaparral, then the Committee, in its sole discretion, may, no later than the Change Effective Time, require any Participant holding an Award to surrender such Award in exchange for (a) with respect to each share of Common Stock subject to an Option or SAR (whether or not vested), payment by the Company (or a successor), in cash, of an amount equivalent to the excess of the value of the consideration received for each share of Common Stock by holders of Common Stock in connection with such Change in Control (the “Change in Control Consideration”) over the exercise price or grant price per share, (b) with respect to each share of Common Stock subject to an Award of Restricted Stock, Restricted Stock Units or Other Incentive Awards, and related Cash Dividend Rights and Dividend Unit Rights (if applicable), payment by the Company (or a successor), in cash, of an amount equivalent to the value of any such Cash Dividend Rights and Dividend Unit Rights plus the value of the Change in Control Consideration for each share covered by the Award, assuming all restrictions or limitations (including risks of forfeiture) have lapsed and (c) with respect to a Performance Award, payment by the Company (or a successor), in cash, of an amount equivalent to the value of such Award, as determined by the Committee, taking into account, to the extent applicable, the Change in Control Consideration, and assuming all performance criteria and other conditions to payment of such Awards are achieved or fulfilled to the maximum extent possible. Payments made upon a Change in Control pursuant to this Section 13.3 shall be made no later than the Change Effective Time.

13.4    Other Terms and Conditions. At the time an Award is granted, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Award, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, retirement, Cause or otherwise) of a Participant following a Change in Control. To the extent not provided otherwise in a Participant’s Award Agreement embodying an Award and notwithstanding anything in the Plan to the contrary, (i) in the event of a Change in Control in which the acquiring or surviving entity in the transaction does not assume or continue an outstanding Award upon the Change in Control, then such Award shall become fully vested and fully exercisable, and (ii) in the event of termination of the Participant’s employment or service by Chaparral or its Affiliate without Cause or by the Participant for Good Reason, in each case, within one year following the occurrence of a Change in Control and provided the Participant is in the continuous employment or service of Chaparral or an Affiliate until such termination of employment, each outstanding Award shall become fully vested and fully exercisable; provided, however, that notwithstanding the preceding, any Award that is a Performance Award with performance-based vesting shall vest upon such Change in Control or termination of employment or service, as applicable, based upon deemed achievement of target performance.

ARTICLE XIV.

AMENDMENT AND TERMINATION

14.1    Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify this Plan, in whole or in part; provided, however, that no amendment or modification of this Plan shall become effective without the approval of such amendment or modification by the holders of at least a majority of the shares of Common Stock entitled to vote on such matter if (a) such amendment or modification increases the maximum number of shares subject to this Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under this Plan or (b) Chaparral determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of an exchange or association on which the Common Stock is then listed or quoted. An amendment to this Plan generally will not require stockholder approval if it curtails rather than expands the scope of this Plan, nor if it is made to conform this Plan to statutory or regulatory requirements, such as, without limitation, Section 409A. Upon termination of this Plan, the terms and provisions of this Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of this Plan shall adversely affect in any material way any Award granted under this Plan prior to such suspension, termination, amendment or modification, without the consent of the Participant (or the Permitted Transferee) holding such Award.

14.2    Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to this Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award. Notwithstanding the foregoing, Chaparral may amend any Award Agreement to be exempt from Section 409A or to comply with the requirements of Section 409A or to modify any provision that causes an Award that is intended to be classified as an “equity instrument” under FASB Accounting Standards Codification, Topic 718 to be classified as a liability on Chaparral’s financial statements.

ARTICLE XV.

MISCELLANEOUS

15.1    Award Agreements. After the Committee grants an Award under this Plan to a Participant, such Award shall be evidenced by an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to meet the requirements of Section 409A. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of this Plan, and in the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern. All Awards under this Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A so that no tax will be owed under Section 409A.

15.2    Listing; Suspension.

(a)    If and as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Chaparral shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)    If at any time counsel to Chaparral or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on Chaparral or its Affiliates under the laws of any applicable jurisdiction, Chaparral or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on Chaparral or its Affiliates.

(c)    Upon termination of any period of suspension under this Section 15.2, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.

15.3    Additional Conditions. Notwithstanding anything in this Plan to the contrary (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Chaparral a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution, (b) any certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer and (c) all certificates for shares of Common Stock delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

15.4    Transferability.

(a)    All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section 15.4; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award, subject to and in accordance with the conditions and limitations set forth in this Plan and any applicable Award Agreement. Any such successor must furnish proof satisfactory to Chaparral of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)    Except as otherwise provided in this Section 15.4, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by this Plan or the Award Agreement shall be null and void and without effect.

(c)    If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. Any transfer of an Award to a Permitted Transferee shall be without consideration. For purposes of this Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) trusts in which a person listed in (i) above has more than 50% of the beneficial interest, (iii) a foundation in which the Participant or a person listed in (i) above controls the management of assets, (iv) any other entity in which the Participant or a person listed in (i) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (iv), no consideration is provided for the transfer and (v) any transferee permitted under applicable securities and tax laws as determined by counsel to Chaparral. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

(d)    Incident to a Participant’s divorce, the Participant may request that Chaparral agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Section 414(p) of the Code) with respect to all or a part of one or more Awards made to the Participant under this Plan. Chaparral’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Chaparral. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Chaparral harmless from any claim that may arise out of Chaparral’s observance of the terms of any such domestic relations order.

15.5    Withholding Taxes. The Company shall be entitled to deduct from any payment made under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay or may allow the Participant to elect to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under this Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any delivery of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to the Company (either actually or by attestation) previously acquired shares of Common Stock. If such tax withholding amounts are satisfied through net settlement or previously acquired shares, the maximum number of shares of Common Stock that may be so withheld or surrendered shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.

15.6    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award granted hereunder. If the application of any provision of the Plan or any Award Agreement would yield a fractional share of Common Stock, such fractional share shall be rounded down to the nearest whole share, provided that the Committee in its sole discretion may settle fractional shares in cash.

15.7    Notices; Method of Delivery. All notices required or permitted to be given or made under this Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy, facsimile or electronic transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore or (iii) if sent by telecopy, facsimile or electronic transmission, when the answer back is received. Chaparral or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of the Company or (B) to Chaparral at the principal executive offices of Chaparral clearly marked “Attention: Chief Financial Officer.” Any provision of this Plan to the contrary notwithstanding, any provision in this Plan setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgment, or other documentation, in a manner that the Committee has prescribed or that is otherwise acceptable to the Committee, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Committee and that such delivery is not prohibited by applicable laws and regulations.

15.8    Compliance with Law and Stock Exchange or Association Requirements. It is the intent of Chaparral that Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code and that all Awards either be exempt from Section 409A or, if not exempt, comply with the requirements of Section 409A. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements.

15.9    Binding Effect. The obligations of Chaparral under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Chaparral, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Chaparral. The terms and conditions of this Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

15.10    Severability. If any provision of this Plan or any Award Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or such agreement, as the case may be, but such provision shall be fully severable and this Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

15.11    No Restriction of Corporate Action. Nothing contained in this Plan shall be construed to prevent Chaparral or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify this Plan) that is deemed by Chaparral or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Awards made or to be made under this Plan. No Participant or other person shall have any claim against Chaparral or any Affiliate as a result of such action.

15.12    Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that Chaparral, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the

Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Chaparral determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Chaparral’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

15.13    Governing Law. This Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Delaware except as superseded by applicable federal law.

15.14    No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Chaparral as a result of participation in this Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to this Plan. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.

15.15    Risk of Participation. Nothing contained in this Plan shall be construed either as a guarantee by Chaparral or its Affiliates, or their respective stockholders, directors, officers or employees, of the value of any assets of this Plan or as an agreement by Chaparral or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in this Plan.

15.16    No Guarantee of Tax Consequences. No person connected with this Plan in any capacity, including without limitation Chaparral and its Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under this Plan or that such tax treatment will apply to or be available to a Participant on account of participation in this Plan.

15.17    Continued Employment or Service. Nothing contained in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company to terminate a Participant’s employment or service at any time, with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Chaparral or an Affiliate to the Participant.

15.18    Miscellaneous. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of this Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of this Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

IN WITNESS WHEREOF, this Plan has been executed on this 28th day of June, 2019.

CHAPARRAL ENERGY, INC.

By:	/s/ K. Earl Reynolds
K. Earl Reynolds
President and Chief Executive Officer